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                                                                      EXHIBIT 23

                              ACCOUNTANTS' CONSENT

The Board of Directors
Healthdyne Information Enterprises, Inc.

     We consent to incorporation by reference in the registration statements (Nos. 33-99034, 333-08271, 333-08279, 333-08283, 333-08287, 333-08293,
333-08295, 333-52145, 333-52155 and 333-52165) on Form S-8 of Healthdyne
Information Enterprises, Inc. of our reports dated June 1, 1998, relating to the supplemental consolidated balance sheets of Healthdyne Information Enterprises, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related supplemental consolidated statements of operations, shareholders' equity and cash flows and related supplemental financial statement schedule for each of the years in the three-year period ended December 31, 1997, which reports appear in this Form 8-K/A Amendment No. 1 to Form 8-K filed on June 1, 1998.


                                   KPMG PEAT MARWICK LLP


Atlanta, Georgia
August 24, 1998